UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2007
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of Company as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Avenue, Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Company's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Risk factors, cautionary statements and other conditions which could cause the Company's actual results to differ from management's current expectations are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into Material Definitive Agreement.

On July 12, 2007, Innofone.com, Incorporated (the “Company”) entered into a Partial Settlement Agreement and Release (“Partial Settlement Agreement”) with Lakewood Group, LLC (“Lakewood”) to partially resolve all claims asserted and all claims that could be asserted by Lakewood in certain litigation captioned Lakewood Group, LLC v. Innofone.com, Incorporated, No. 2007-CA-007994-NC (the “Litigation”) in the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida (the “Court”). The Litigation alleged the Company’s non-payment on June 25, 2007 under the terms of a promissory note issued by the Company to Lakewood dated January 16, 2007 for the principal amount of One Million Dollars ($1,000,000) (the “Note”). The Note and related transaction documents were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2007.

Under the terms of the Partial Settlement Agreement, Lakewood agreed to reduce the obligation under the Note by One Hundred Thousand Dollars ($100,000) in exchange for One Million (1,000,000) shares of the Company’s common stock (“Settlement Shares”). The $100,000 reduction shall first be applied to interest through July 13, 2007 and the note holder’s attorneys’ fees, then to the Note’s principal. In the event that the proceeds from the sale(s) of the Settlement Shares are greater than One Hundred Thousand Dollars ($100,000), the Note shall be reduced by the amount of such excess. Lakewood also agreed to refrain from declaring a default for forty-five (45) days from the date of the Partial Settlement Agreement, provided that the Settlement Shares are timely delivered within five (5) days of the Order (defined below) and, further, provided that no other event of default under the Note occurs but for the Company’s non-payment on June 25, 2007.

The Partial Settlement Agreement shall not serve to release any other obligation under the Note or related transaction documents.

On July 13, 2007, the Court entered an order granting approval of the Partial Settlement Agreement (“Order”) after holding a hearing as to the fairness of the terms and conditions of the Partial Settlement Agreement.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exh. No.	Description

10.1	Partial Settlement Agreement between Lakewood Group, LLC and Innofone.com, Incorporated, dated July 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2007
INNOFONE.COM, INCORPORATED

	By:	/s/ Alex Lightman
Alex Lightman Chief Executive Officer and President